                                                                  Exhibit 25(a)

                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549


                                       FORM T-1

                               STATEMENT OF ELIGIBILITY
                        UNDER THE TRUST INDENTURE ACT OF 1939
                    OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                   CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2) _____

                                     _____________

                          THE FIRST NATIONAL BANK OF CHICAGO
                 (Exact name of trustee as specified in its charter)

    A National Banking Association                                  36-0899825
                                                              (I.R.S. employer
                                                        identification number)


One First National Plaza, Chicago, Illinois                         60670-0126
      (Address of principal executive offices)                      (Zip Code)


                          The First National Bank of Chicago
                         One First National Plaza, Suite 0286
                            Chicago, Illinois   60670-0286
               Attn:  Lynn A. Goldstein, Law Department (312) 732-6919
              (Name, address and telephone number of agent for service)

                                     _____________

                       WASHINGTON REAL ESTATE INVESTMENT TRUST
                 (Exact name of obligor as specified in its charter)


    District of Columbia                                            53-0261100

   (State or other jurisdiction of                            (I.R.S. employer
   incorporation or organization)                       identification number)


      10400 Connecticut Avenue
      Kensington, MD                                          20895
(Address of principal executive offices)                      (Zip Code)


                                   Debt Securities
                         (Title of Indenture Securities)

Item 1. General Information. Furnish the following information as to the trustee:

         (a)  Name and address of each examining or
         supervising authority to which it is subject.

         Comptroller of Currency, Washington, D.C.,
         Federal Deposit Insurance Corporation,
         Washington, D.C., The Board of Governors of the Federal Reserve System, Washington D.C.

         (b)  Whether it is authorized to exercise
         corporate trust powers.

         The trustee is authorized to exercise corporate trust powers.

Item 2. Affiliations With the Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

         No such affiliation exists with the trustee.


Item 16. List of exhibits.   List below all exhibits filed as a
         part of this Statement of Eligibility.

         1. A copy of the articles of association of the trustee now in effect.*

         2. A copy of the certificates of authority of the trustee to commence business.*

         3. A copy of the authorization of the trustee to exercise corporate trust powers.*

         4.   A copy of the existing by-laws of the trustee.*

         5.   Not Applicable.

         6.   The consent of the trustee required by
              Section 321(b) of the Act.

         7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

         8.   Not Applicable.

         9.   Not Applicable.


    Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 27th day of February, 1997.


                        The First National Bank of Chicago,
                        Trustee

                        By   /s/ Richard D. Manella
                             Richard D. Manella
                             Vice President






* Exhibits 1, 2, 3 and 4 are herein incorporated by reference to Exhibits bearing identical numbers in Item 16 of the Form T-1 of The First National Bank of Chicago, filed as Exhibit 25.1 to the Registration Statement on Form S-3 of SunAmerica Inc. filed with the Securities and Exchange Commission on October 25, 1996 (Registration No. 333-14201).

                                      EXHIBIT 6



                         THE CONSENT OF THE TRUSTEE REQUIRED
                             BY SECTION 321(b) OF THE ACT



                                          February 27, 1997

Securities and Exchange Commission
Washington, D.C.  20549

Gentlemen:

In connection with the qualification of an indenture between Washington Real Estate Investment Trust and The First National Bank of Chicago, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                                       Very truly yours,

                                       The First National Bank of Chicago

                                       By:  /s/ Richard D. Manella

                                            Richard D. Manella
                                            Vice President

                                  EXHIBIT 7

Legal Title of Bank:  The First National Bank of Chicago Call Date: 09/30/96
                      ST-BK:  17-1630 FFIEC 031
Address:              One First National Plaza, Ste 0460           Page RC-1
City, State  Zip:     Chicago, IL  60670
FDIC Certificate No.: 0/3/6/1/8

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for September 30, 1996

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

Schedule RC--Balance Sheet


                                                                              DOLLAR AMOUNTS IN                   C400          -
                                                                                  THOUSANDS          RCFD     BIL MIL THOU  -------
                                                                              -----------------      ----     ------------

ASSETS

1.  Cash and balances due from depository institutions (from Schedule RC-A):

    a. Noninterest-bearing balances and currency and coin(1) . . . . . . . .                         0081       4,041,784      1.a.
    b. Interest-bearing balances(2). . . . . . . . . . . . . . . . . . . . .                         0071       5,184,890      1.b.

2.  Securities

    a. Held-to-maturity securities(from Schedule RC-B, column A) . . . . . .                         1754               0      2.a.
    b. Available-for-sale securities (from Schedule RC-B, column D). . . . .                         1773       3,173,481      2.b.

3. Federal funds sold and securities purchased under agreements to resell in domestic offices of the bank and its Edge and Agreement subsidiaries, and in IBFs:

    a. Federal Funds sold. . . . . . . . . . . . . . . . . . . . . . . . . .                         0276       3,505,874      3.a.
    b. Securities purchased under agreements to resell . . . . . . . . . . .                         0277         145,625      3.b.

4.  Loans and lease financing receivables:

    a. Loans and leases, net of unearned income (from Schedule RC-C) . . . .   RCFD 2122 22,835,958                            4.a.
    b. LESS: Allowance for loan and lease losses . . . . . . . . . . . . . .   RCFD 3123    418,851                            4.b.
    c. LESS: Allocated transfer risk reserve . . . . . . . . . . . . . . . .   RCFD 3128          0                            4.c.
    d. Loans and leases, net of unearned income, allowance, and reserve
         (item 4.a minus 4.b and 4.c). . . . . . . . . . . . . . . . . . . .                         2125      22,417,107      4.d.

5.  Assets held in trading accounts. . . . . . . . . . . . . . . . . . . . .                         3545       8,121,948      5.

6.  Premises and fixed assets (including capitalized leases) . . . . . . . .                         2145         707,971      6.

7.  Other real estate owned (from Schedule RC-M) . . . . . . . . . . . . . .                         2150           9,184      7.

8.  Investments in unconsolidated subsidiaries and associated companies
      (from Schedule RC-M) . . . . . . . . . . . . . . . . . . . . . . . . .                         2130          53,803      8.

9.  Customers' liability to this bank on acceptances outstanding . . . . . .                         2155         626,690      9.

10. Intangible assets (from Schedule RC-M) . . . . . . . . . . . . . . . . .                         2143         310,246     10.

11. Other assets (from Schedule RC-F). . . . . . . . . . . . . . . . . . . .                         2160       1,658,123     11.

12. Total assets (sum of items 1 through 11) . . . . . . . . . . . . . . . .                         2170      49,956,726     12.


___________
(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held for trading.

Legal Title of Bank:  The First National Bank of Chicago Call Date: 09/30/96
                      ST-BK:  17-1630 FFIEC 031
Address:              One First National Plaza, Ste 0460           Page RC-2
City, State  Zip:     Chicago, IL  60670
FDIC Certificate No.: 0/3/6/1/8

Schedule RC-Continued


                                                                              DOLLAR AMOUNTS IN
                                                                                  THOUSANDS                   BIL MIL THOU
                                                                              -----------------               ------------


LIABILITIES
13. Deposits:

    a. In domestic offices (sum of totals of columns A and C
       from Schedule RC-E, part 1) . . . . . . . . . . . . . . . . . . . . .                       RCON 2200   22,369,341  13.a.

       (1) Noninterest-bearing(1). . . . . . . . . . . . . . . . . . . . . .   RCON 6631  9,726,987                        13.a.(1)
       (2) Interest-bearing. . . . . . . . . . . . . . . . . . . . . . . . .   RCON 6636 12,642,354                        13.a.(2)

    b. In foreign offices, Edge and Agreement subsidiaries, and IBFs (from
         Schedule RC-E, part II) . . . . . . . . . . . . . . . . . . . . . .                       RCFN 2200   10,026,286  13.b.

       (1) Noninterest bearing . . . . . . . . . . . . . . . . . . . . . . .   RCFN 6631    336,746                        13.b.(1)
       (2) Interest-bearing  . . . . . . . . . . . . . . . . . . . . . . . .   RCFN 6636  9,689,540                        13.b.(2)

14. Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of its Edge and Agreement subsidiaries, and in IBFs:

    a. Federal funds purchased . . . . . . . . . . . . . . . . . . . . . . .                       RCFD 0278      884,553  14.a.
    b. Securities sold under agreements to repurchase  . . . . . . . . . . .                       RCFD 0279      717,211  14.b.

15. a. Demand notes issued to the U.S. Treasury. . . . . . . . . . . . . . .                       RCON 2840       14,120  15.a.
    b. Trading Liabilities . . . . . . . . . . . . . . . . . . . . . . . . .                       RCFD 3548    5,409,585  15b.

16. Other borrowed money:

    a. With original maturity of one year or less. . . . . . . . . . . . . .                       RCFD 2332    3,414,577  16.a.
    b. With original  maturity of more than one year . . . . . . . . . . . .                       RCFD 2333       46,685  16b.

17. Mortgage indebtedness and obligations under capitalized leases . . . . .                       RCFD 2910      285,671  17.

18. Bank's liability on acceptance executed and outstanding. . . . . . . . .                       RCFD 2920      626,690  18.

19. Subordinated notes and debentures. . . . . . . . . . . . . . . . . . . .                       RCFD 3200    1,250,000  19.

20. Other liabilities (from Schedule RC-G) . . . . . . . . . . . . . . . . .                       RCFD 2930    1,005,205  20.

21. Total liabilities (sum of items 13 through 20) . . . . . . . . . . . . .                       RCFD 2948   46,049,924  21.

22. Limited-Life preferred stock and related surplus . . . . . . . . . . . .                       RCFD 3282            0  22.

EQUITY CAPITAL

23. Perpetual preferred stock and related surplus. . . . . . . . . . . . . .                       RCFD 3838            0  23.

24. Common stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                       RCFD 3230      200,858  24.

25. Surplus (exclude all surplus related to preferred stock) . . . . . . . .                       RCFD 3839    2,925,894  25.

26. a. Undivided profits and capital reserves. . . . . . . . . . . . . . . .                       RCFD 3632      770,670  26.a.
    b. Net unrealized holding gains (losses) on available-for-sale
       securities. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                       RCFD 8434       10,194  26.b.

27. Cumulative foreign currency translation adjustments. . . . . . . . . . .                       RCFD 3284         (814) 27.

28. Total equity capital (sum of items 23 through 27). . . . . . . . . . . .                       RCFD 3210    3,906,802  28.

29. Total liabilities, limited-life preferred stock, and equity
    capital (sum of items 21, 22, and 28). . . . . . . . . . . . . . . . . .                       RCFD 3300   49,956,726  29.

Memorandum
To be reported only with the March Report of Condition.

1.  Indicate in the box at the right the number of the statement below that best describes the  most
    comprehensive level of auditing work performed for the bank by independent external                          Number
    auditors as of any date during 1995  . . . . . . . . . . . . . . . . . .                      RCFD 6724 . .  N/A      M.1.




1 = Independent audit of the bank      4. = Directors' examination of the
    conducted in accordance  with           bank performed by other external
    generally accepted auditing             auditors (may be required by state
    standards by a certified public         chartering authority)
    accounting firm which submits a
    report on the bank                 5 =  Review of the bank's
                                            financial statements by external
2 = Independent audit of the                auditors
    bank's parent holding company
    conducted in accordance with       6 =  Compilation of the bank's
    generally accepted auditing             financial statements by external
    standards by a certified public         auditors
    accounting firm which submits a
    report on the consolidated holding 7 =  Other audit procedures
    company (but not on the bank            (excluding tax preparation work)
    separately)
                                       8 =  No external audit work
3 = Directors' examination of the
    bank conducted in accordance with
    generally accepted auditing
    standards by a certified public
    accounting firm (may be required
    by state chartering authority)


-----------------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.